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               [LETTERHEAD OF ARTHUR ANDERSEN & CO APPEARS HERE]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                  SALOMON INC FORM S-3 REGISTRATION STATEMENT
                             DATED AUGUST 4, 1994
                $5,000,000,000 Salomon Inc Debt Securities and
                     Warrants to Purchase Debt Securities



As independent public accountants, we hereby consent to the incorporation by reference in the above mentioned Registration Statement of our report dated February 10, 1994 incorporated by reference in Salomon Inc's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in the above mentioned Registration Statement.


                                       /s/ Arthur Andersen & Co.
                                       ARTHUR ANDERSEN & CO.


New York, New York
August 4, 1994